Exhibit 99.1


FOR RELEASE:  IMMEDIATELY


      ALLIANCE BANCORP, INC. OF PENNSYLVANIA INITIATES QUARTERLY CASH
               DIVIDEND POLICY AND ANNOUNCES DECLARATION OF
                           FIRST CASH DIVIDEND


     Broomall, Pennsylvania - (February 6, 2007) - Alliance Bancorp, Inc. of Pennsylvania (the "Company") (Nasdaq Global Market: ALLB) announced today that its Board of Directors initiated a quarterly cash dividend policy and declared its first cash dividend, a $.04 cash dividend on the common stock of the Company payable on February 28, 2007, to the shareholders of record at the close of business on February 14, 2007.

     Alliance Bancorp, Inc. of Pennsylvania is the recently-formed "mid-tier" holding company for Alliance Bank, a Pennsylvania-chartered, FDIC-insured savings bank headquartered in Broomall, Pennsylvania. Alliance Bank operates nine full service branch offices located in Delaware and Chester Counties, Pennsylvania.

     This news release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may."

     Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond the Company's control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. The Company's reports filed from time-to-time with the Securities and Exchange Commission, including the Company's Prospectus, dated November 13, 2006, describe some of these factors, including general economic conditions, changes in interest rates, deposit flows, the cost of funds, changes in credit quality and interest rate risks associated with the Company's business and operations. Forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.


Contact:  Dennis D. Cirucci, CEO
          Peter J. Meier, CFO
          610-353-2900